UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 31, 2005
Date of Report (Date of earliest event reported)

AUTOCORP EQUITIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-15216	86-0892913
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2500 Legacy Drive, Suite 226, Frisco, Texas	75034
(Address of principal executive offices)	(Zip Code)

(214) 618-6400
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

______________________________________________________________________________

Item 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

AutoCorp Equities, Inc. (the “AutoCorp”) entered into two Letters of Intent both dated as of January 31, 2005 with ComTrak Solutions, Inc. (“ComTrak”) and with Rodwell Software Systems, Inc. (“Rodwell”) regarding AutoCorp’s acquisition of all of the issued and outstanding capital stock of ComTrak and Rodwell, subject to certain adjustments at the closing of the acquisition, plus assumption of certain transaction and related costs and expenses. The Letters of Intent are subject to various conditions and approvals and contemplates that the acquisition would be effected through the merger of ComTrak and Rodwell with and into AutoCorp, with AutoCorp as the surviving corporation in each merger. A copy of each Letter of Intent is attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

On February 2, 2005, AutoCorp shall issue a press release (the "Press Release") regarding the execution of the Letters of Intent. The Press Release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(c)    Exhibits

Exhibit Number	Description

10.1	Letter of Intent between AutoCorp Equities, Inc. and ComTrak Solutions, Inc.

10.2	Letter of Intent between AutoCorp Equities, Inc. and Rodwell Software Systems, Inc.

99.1	Press Release of AutoCorp Equities, Inc. dated February 2, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTOCORP EQUITIES, INC.

Dated: January 31, 2005	By:	/s/ Terri Ashley
Terri Ashley
Vice President